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                                  EXHIBIT 21.1

                                  SUBSIDIARIES

EAPI  Entertainment,  Inc.  wholly owns and operates the following subsidiaries:

--------------------------  ------------------------  ---------------------
COMPANY                        STATE/PROVINCE OF      DATE OF INCORPORATION
                                 INCORPORATION
--------------------------  ------------------------  ---------------------
Duro Enzyme Solutions Inc.  Nevada                    September 6, 2000
--------------------------  ------------------------  ---------------------
Duro Enzyme Solutions Inc.  Canadian Corporation      August 10, 2000
--------------------------  ------------------------  ---------------------
EASI Studio Inc.            British Columbia, Canada  June 20, 2003
--------------------------  ------------------------  ---------------------
SuperNet Computing Inc.     British Columbia, Canada  June 20, 2003
--------------------------  ------------------------  ---------------------
EASI Games Inc.             British Columbia, Canada  June 20, 2003
--------------------------  ------------------------  ---------------------
EASI Education Inc.         Alberta, Canada           May 30, 2003
--------------------------  ------------------------  ---------------------
EASI Movies, Music TV Inc.  British Columbia, Canada  June 20, 2003
--------------------------  ------------------------  ---------------------
EAPI Center Inc.            Manitoba, Canada          September 5, 2003
--------------------------  ------------------------  ---------------------
Home.web Sub. Inc.          Nevada                    November 1, 2000
--------------------------  ------------------------  ---------------------
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